Exhibit 99.(l)(1)

[LETTERHEAD OF CLIFFORD CHANCE US LLP]

August 19, 2008

Morgan Stanley Frontier Emerging Markets Fund, Inc.
522 Fifth Avenue
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Frontier Emerging Markets Fund, Inc., a Maryland corporation (the “Fund”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-2 (File Nos. 333-150859 and 811-22202) (the “Registration Statement”) relating to the registration and issuance by the Fund of up to 100,000,000 shares of Common Stock of the Fund, par value $0.01 (the “Shares”).

In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

1.             The Fund is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

2.             The Shares have been duly authorized for issuance, and when such Shares are issued and delivered by the Fund, as contemplated by the Registration Statement, in exchange for payment of the consideration therefor as described in the resolutions adopted by the Board of Directors of the Fund, or committees thereof, dated as of April 25, 2008 and June 25-26, 2008 and the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Our opinion is limited to the laws of the State of New York and the Federal laws of the United States.  As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which is attached hereto.

Very truly yours,

/s/ Clifford Chance US LLP